As filed with the Commission on June 30, 2008
Registration No. 333-142794

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

EUROSEAS LTD.
(Exact name of registrant as specified in its charter)

________________________

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

Euroseas Ltd. Aethrion Center 40 Ag. Konstantinou Street 151 24 Maroussi Greece 001 30 211 1804005 (Address and telephone number of Registrant’s principal executive offices)	Seward & Kissel LLP Attn: Lawrence Rutkowski, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)

Copies to:
Euroseas Ltd. Aethrion Center 40 Ag. Konstantinou Street 151 24 Maroussi Greece 001 30 211 1804005	Lawrence Rutkowski, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200

Approximate date of commencement of proposed sale to public:    This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

Euroseas Ltd. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to the registration statement on Form F-3, file No. 333-142794 (the “Registration Statement”), originally filed on May 10, 2007, to deregister unsold securities of the Registrant which were previously registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Maroussi, country of Greece on June 30, 2008.

EUROSEAS LTD.

By:	/s/ Aristides J. Pittas
Name:	Aristides J. Pittas
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Aristides J. Pittas Aristides J. Pittas	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	June 30, 2008
/s/ Dr. Anastasios Aslidis Dr. Anastasios Aslidis	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer) and Authorized Representative in the United States	June 30, 2008
/s/ Aristides P. Pittas Aristides P. Pittas	Vice Chairman and Director	June 30, 2008
/s/ Stephania Kamiri Stephania Kamiri	Secretary	June 30, 2008
/s/ George Skarvelis George Skarvelis	Director	June 30, 2008
/s/ Gerald Turner Gerald Turner	Director	June 30, 2008
/s/ Panagiotis Kyriakopoulos Panagiotis Kyriakopoulos	Director	June 30, 2008